                              CRM MUTUAL FUND TRUST
                            ACTION BY WRITTEN CONSENT
                            OF THE BOARD OF TRUSTEES

AUTHORIZATION OF ESTABLISHMENT AND DESIGNATION OF CRM MID/LARGE CAP VALUE FUND AND AUTHORIZATION TO FILE POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Pursuant to Article 5, Section 5.2 of the Agreement and Declaration of Trust, dated as of March 30, 2005 (the "Declaration of Trust"), of CRM Mutual Fund Trust (the "Trust"), the undersigned, being at least a majority of the Board of Trustees of the Trust, hereby consent to and adopt the following resolutions as and for the action of the Board of Trustees of the Trust:

RESOLVED:               that pursuant to Article 3, Section 3.2 of the
                        Declaration of Trust of the Trust, the undersigned hereby authorize and approve the establishment and designation of CRM Mid/Large Cap Value Fund (the
                        "Portfolio") as a portfolio of the Trust.

FURTHER RESOLVED,       that pursuant to Article 3, Section 3.2 of the
                        Declaration of Trust, the establishment of Investor
                        Shares and Institutional Shares as classes of stock of the Portfolio be, and hereby is, approved.

FURTHER RESOLVED,       that pursuant to Section 3.2 of the Declaration of
                        Trust, the amendment to Schedule A of the Declaration of Trust attached hereto establishing and designating the Portfolio as an additional portfolio of the Trust and establishing Investor Shares and Institutional Shares as classes of stock of the Portfolio be, and hereby is, approved.

FURTHER RESOLVED,       that the preferences, voting powers, rights, duties
                        and privileges of each class of the Portfolio shall be as set forth in Article 3, Section 3.4 of the Declaration of Trust and in the Trust's Registration
                        Statement on Form N-1A as may be amended from time to time, as otherwise established by law or as from time to time determined by the Board of Trustees of the Trust.

FURTHER RESOLVED,       that the issuance of an unlimited number of shares of
                        beneficial interest with a par value of $.01 per share of the Portfolio be, and hereby is, approved.

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FURTHER RESOLVED,       that the officers of the Trust be, and they hereby
                        are, and each of them acting singly hereby is, authorized, empowered and directed on behalf of the Trust to arrange for the preparation, execution and filing with the Securities and Exchange Commission of a Post-Effective Amendment to the Trust's Registration Statement on Form N-1A to register an indefinite number of shares of beneficial interest of the Portfolio for sale under the Securities Act of 1933, and such exhibits or other documents which they deem necessary or appropriate, upon advice of counsel to the Trust, relating to the registration of the Portfolio under the Securities Act of 1933 and the Investment Company Act of 1940.

FURTHER RESOLVED,       that the officers of the Trust be, and they hereby are,
                        and each of them acting singly hereby is, authorized to perform such additional acts, and to execute and file such documents, as may be necessary or appropriate in order to implement the foregoing resolutions.


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IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 10th day of October, 2005.


/s/ Louis Ferrante                        /s/ Clement C. Moore, II
------------------                        ------------------------------
Louis Ferrante                            Clement C. Moore, II
As trustee and not individually           As trustee and not individually



/s/ Louis Klein, Jr.                      /s/ Carlos A. Leal
------------------------------            ------------------------------
Louis Klein, Jr.                          Carlos A. Leal
As trustee and not individually           As trustee and not individually

                                    AMENDMENT

                                       TO

                                   SCHEDULE A

                          DATED AS OF OCTOBER 10, 2005

                                       TO

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                              CRM MUTUAL FUND TRUST

                       SCHEDULE OF PORTFOLIOS AND CLASSES

       PORTFOLIO                         CLASS OF SHARES
       ---------                         ---------------
CRM Small Cap Value Fund              Investor Shares
                                      Institutional Shares

CRM Small/Mid Cap Value Fund          Investor Shares
                                      Institutional Shares

CRM Mid Cap Value Fund                Investor Shares
                                      Institutional Shares

CRM Large Cap Value Fund              Investor Shares
                                      Institutional Shares

CRM Mid/Large Cap Value Fund          Investor Shares
                                      Institutional Shares